Exhibit 99.1

Letter of Election and Transmittal

to

Exchange Shares of Class B-1 Common Stock

of

Visa Inc.

CUSIP No. 92826C201

Pursuant to Prospectus Dated    , 2024

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT     , NEW YORK CITY TIME, ON    , 2024 UNLESS THE EXCHANGE OFFER IS EXTENDED

The Exchange Agent for the Exchange Offer is:

Equiniti Trust Company, LLC

By   NYC time on    , 2024

Equiniti Trust Company, LLC

Shareowner Services

Voluntary Corporate Actions

1110 Centre Pointe Curve, Suite 101

Mendota Heights, Minnesota 55120

Delivery of this Letter of Election and Transmittal (“Letter of Transmittal”) and the Makewhole Agreement (as described in the Prospectus) to an address other than as set forth above or via the online portal at      will not constitute a valid delivery to the Exchange Agent. You must sign this Letter of Transmittal in the appropriate space provided below and complete the Substitute Form W-9 set forth below. In addition, to validly tender Class B-1 common stock in the Exchange Offer, the beneficial owner of such shares and its Parent Guarantors (as defined in the Makewhole Agreement) must also execute and deliver the Makewhole Agreement and the certificates appended thereto.

The instructions contained within this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

FOR OFFICE USE ONLY Approved W-9 Completed
DESCRIPTION OF SHARES EXCHANGED – Box A
Account Registration (Please fill in, if blank) Please make any address corrections below	Share Certificate(s) and Share(s) Exchanged (Please attach additional signed list, if necessary)
☐ indicates permanent address change	Certificate Number(s) and/or indicate Book- Entry	Total Number of Shares Represented by Certificate(s)	Number of Shares Exchanged (1,2)

Control Number	Total Shares Exchanged

(1)   If shares are held in Book-Entry form you must indicate the number of shares you are exchanging. Otherwise, all Shares represented by Book-Entry and delivered to the Exchange Agent will be deemed to have been exchanged.

(2)   Unless otherwise indicated, all Shares represented by Share Certificates delivered to the Exchange Agent will be deemed to have been exchanged. See Instruction 3.

 ☐ Check here if Share Certificates have been lost or mutilated. See Instruction 8.

I have lost my certificate(s) for      shares and require assistance in replacing them. A $75.00 replacement fee must be sent in with the completed Letter of Transmittal. The check must be made payable to Shareowner Services. If additional forms and fees are needed, you will be contacted.

The names and addresses of the registered holders of the exchanged Shares should be printed, if not already printed above, exactly as they appear on the Share Certificates (as defined below) exchanged hereby.

This Letter of Transmittal is to be used by stockholders if certificates for Shares are to be forwarded herewith or if shares are held in book-entry form on the records of EQ Shareowner Services.

ELECTION

(See Instructions 1 and 10)

☐ Check here to participate in the Exchange Offer and indicate the number of shares of Class B-1 common stock of Visa Inc. to be exchanged into a combination of (i) shares of Class B-2 common stock of Visa Inc., (ii) shares of Class C common stock of Visa Inc. and (iii) where applicable, cash in lieu of fractional shares, in accordance with the terms and conditions of the Exchange Offer set forth in the prospectus dated    , 2024.

Number of Shares exchanged:

IMPORTANT

STOCKHOLDER: SIGN HERE

(Please Complete Substitute Form W-9 Included Herein)

(Signature(s))

Registration

Capacity (Full  Title)

(See below)

Address

(Include Zip Code)

(Must be signed by the person(s) authorized to act on behalf of the registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 4.)

If the registered holder of the Shares delivering this Letter of Transmittal is not the beneficial owner of such Shares, please provide the full legal name of such beneficial owner and provide the name and title of the person authorized to execute the Makewhole Agreement on behalf of such beneficial owner of the Shares. (See Instruction 4.)

Beneficial Owner:

Name and Title of

Authorized Signatory

for Beneficial Owner:

Request for Taxpayer Identification Number and Certification – Substitute Form W-9 (Rev. 10/18)

Certification: Under penalties of perjury, I certify that:

1.  The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.  I am not subject to backup withholding because: (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

Social Security Number Employer Identification Number

3.  I am a U.S. citizen or other U.S. person (as defined in the instructions below), and

4.  The FATCA code entered on this form (if any) indicating that the payee is exempt from FATCA reporting is correct. (No FATCA reporting code is required for accounts maintained In the United States.)

FATCA Exemption Reporting Code:       (Codes are available with the official IRS Form W-9 found at www.irs.gov.)

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For federal tax purposes, you are considered a U.S. person if you are: an individual who is a U.S. citizen or U.S. resident alien; a partnership, corporation, company or association created or organized in the United States or under the laws of the United States; an estate (other than a foreign estate); or a domestic trust (as defined in Regulations section 301.7701-7).

Required: Check appropriate box for federal tax classification:

☐ Individual/sole proprietor ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter tax classification (C=C corporation, S=S corporation, P=partnership):

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

 Signature:                                      Date:

NOTICE TO NON-RESIDENT ALIEN INDIVIDUALS OR FOREIGN ENTITIES (E.G., FOREIGN CORPORATION, PARTNERSHIP OR TRUSTS): DO NOT COMPLETE THE ABOVE SUBSTITUTE FORM W-9. NON-RESIDENT ALIEN INDIVIDUALS MAY COMPLETE FORM W-8BEN AVAILABLE AT WWW.IRS.GOV OR CALL 877-262-8260 FOR A COPY OF FORM W-8BEN. FOREIGN ENTITIES NEED TO COMPLETE THE APPLICABLE TYPE OF FORM W-8 AND RETURN THAT CERTIFICATION OF FOREIGN TAX STATUS. FAILURE TO COMPLETE THE FORM WILL SUBJECT THE RECIPIENT TO THE APPLICABLE FEDERAL TAX INCOME TAX WITHHOLDING.

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the cash in lieu of any fractional shares is to be sent to someone other than the undersigned or to the undersigned at an address other than that shown under “Description of Shares Exchanged.”

Mail To:

Name

(Please Print)

Address

(Include Zip Code)

TIME IS CRITICAL. IF YOU INTEND TO PARTICIPATE IN THE EXCHANGE OFFER, PLEASE COMPLETE AND RETURN THIS LETTER OF TRANSMITTAL, THE MAKEWHOLE AGREEMENT, INCLUDING THE CERTIFICATES APPENDED THERETO, AND ANY OTHER REQUIRED DOCUMENTS THAT ARE DESCRIBED HEREIN AS SOON AS POSSIBLE.

Ladies and Gentlemen:

The undersigned hereby elects to exchange, pursuant to the terms and conditions of the exchange offer (the “Exchange Offer”) set forth in that certain prospectus, dated    , 2024 (the “Prospectus”), the number of such holder’s shares (the “Shares”) of Class B-1 common stock of Visa Inc. (“Visa”) indicated in this Letter of Transmittal, for a combination of shares of Class B-2 common stock, par value $0.0001 per share, of Visa, shares of Class C common stock, par value $0.0001 per share, of Visa, and, where applicable, cash in lieu of fractional shares, with any such fraction calculated to four decimal places pursuant to the formula set forth under the heading “The Exchange Offer—Terms of the Exchange Offer” in the Prospectus.

As a condition to participating in the Exchange Offer, each participating holder, together with its Parent Guarantors, must execute and deliver the Makewhole Agreement, including the certificates appended thereto.

If the registered holder of the Shares delivering this Letter of Transmittal is not the beneficial owner of such Shares, please refer to Instruction 4 set forth herein. The beneficial owner of the Shares must execute the Makewhole Agreement as the “Holder” party thereto together with its Parent Guarantors.

Receipt of the Prospectus and the Makewhole Agreement is hereby acknowledged. The undersigned elects to have its Shares exchanged pursuant to the Exchange Offer. If you fail to properly make an election, you will be deemed to have made no election.

Upon the terms and subject to the conditions of the Exchange Offer (and if the Exchange Offer is extended or amended, the terms of any such extension or amendment), and effective upon acceptance by Visa of the Shares exchanged herewith in accordance with the terms of the Exchange Offer, the undersigned hereby sells, assigns and transfers to or upon the order of all right, title and interest in and to all of the Shares that are being exchanged hereby, distributions, rights, other Shares or other securities issued or issuable in respect thereof on or after (collectively, “Distributions”) and irrevocably constitutes and appoints Equiniti Trust Company, LLC (the “Exchange Agent“) the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares (and all Distributions), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) deliver certificates for such Shares (and any and all Distributions) or transfer ownership of such Shares (and any and all Distributions) on the account books maintained by the Book-Entry Transfer Facility, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of Visa, (ii) present such Shares (and any and all Distributions) for transfer on the books of Company, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and any and all Distributions), all in accordance with the terms of the Exchange Offer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, exchange, sell, assign and transfer the Shares exchanged hereby and all Distributions and that, when the same are accepted for exchange by Visa, Visa will acquire good, marketable and unencumbered title thereto and to all Distributions, free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claims.

The undersigned acknowledges that (a) all validly tendered shares of Class B-1 common stock will be accepted, wherever undersigned may be located; (b) Visa has not taken any action under the laws of any country outside the United States to qualify or otherwise facilitate a public offer to exchange Visa’s common stock in that country; (c) the undersigned’s participation in the Exchange Offer may depend on whether there is an exemption available under the laws of the undersigned’s home country that would permit the undersigned to participate in the Exchange Offer without the need for Visa to take any action to qualify or otherwise facilitate the Exchange Offer in that country or otherwise; (d) there may be restrictions that apply with respect to transactions in Visa’s common stock in the undersigned’s home country; and (e) Visa cannot provide any assurance about whether such restrictions exist.

The undersigned further acknowledges that Visa may contact the undersigned and/or the beneficial owner of the Shares, as applicable, to request documentation or other evidence reasonably satisfactory to Visa that the Makewhole Agreement was in fact properly completed and that the representations and warranties made by the undersigned or the beneficial owner of the Shares, as applicable, and its Parent Guarantors therein are true and correct. The undersigned hereby agrees to promptly respond to any such request, or to convey any such request to the beneficial owner of the Shares so that it may promptly respond, with the requested evidence. The undersigned consents to the entry of stop-transfer instructions with respect to the Class B-2 common stock and Class C common stock issued as Exchange Consideration in the event Visa determines in its discretion that it has not received such supplemental documentation or such other evidence satisfactory to Visa.

The undersigned also understands that pending the completion of the Exchange Offer, the undersigned may not and shall not sell or otherwise transfer the Shares unless the Exchange Offer is terminated or the undersigned properly withdraws the Shares prior to the Expiration Date in compliance with the instructions included herein and in the Prospectus.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or Visa to be necessary or desirable to complete the sale, assignment and transfer of the Shares exchanged hereby and all Distributions. In addition, the undersigned shall remit and transfer promptly to the Exchange Agent for the account of Visa all Distributions in respect of the Shares exchanged hereby, accompanied by appropriate documentation of transfer, and, pending such remittance and transfer or appropriate assurance thereof, Visa shall be entitled to all rights and privileges as owner of each such Distribution and may withhold the entire purchase price of the Shares exchanged hereby or deduct from such purchase price, the amount or value of such Distribution as determined by Visa in its sole discretion.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. Except as stated in the Exchange Offer, this exchange is irrevocable.

The undersigned understands that the valid exchange of the Shares pursuant to any one of the procedures described in “The Exchange Offer—Procedures for Tendering Class B-1 Common Stock” in the Prospectus and in the Instructions hereto will constitute a binding agreement between the undersigned and Visa upon the terms and subject to the conditions of the Exchange Offer (and if the Exchange Offer is extended or amended, the terms or conditions of any such extension or amendment). The undersigned recognizes that under certain circumstances set forth in the Prospectus, Visa may not be required to accept for exchange any of the Shares exchanged hereby.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1. Requirements of Exchange. This Letter of Transmittal properly completed and duly executed, Share Certificates evidencing exchanged Shares (if applicable) and any other documents required by this Letter of Transmittal and the Prospectus, including the Makewhole Agreement and the officer’s certificate appended thereto, must be received by the Exchange Agent at the address on Page 1 prior to the Expiration Date.

The method of delivery of this Letter of Transmittal, Share Certificates evidencing exchanged Shares (if applicable), the Makewhole Agreement, including the certificates appended thereto, and all other required documents is at the option and the risk of the exchanging stockholder and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured for 5% of the value of your shares is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

LETTERS OF TRANSMITTAL, MAKEWHOLE AGREEMENTS, INCLUDING THE CERTIFICATES APPENDED THERETO, AND ALL OTHER DOCUMENTS REQUIRED BY THIS LETTER OF TRANSMITTAL MUST BE RECEIVED IN THE OFFICE OF THE EXCHANGE AGENT BY     NEW YORK CITY TIME ON THE EXPIRATION DATE OF THE EXCHANGE OFFER.

No alternative, conditional or contingent exchanges will be accepted and no fractional Shares will be exchanged. All exchanging stockholders by execution of this Letter of Transmittal waive any right to receive any notice of the acceptance of their Shares for exchange.

2. Inadequate Space. If the space provided herein is inadequate, the number of Shares and any other required information should be listed on a separate signed schedule attached hereto.

3. Partial Exchanges. If fewer than all of the shares evidenced by any book-entry are to be exchanged, fill in the number of shares that are to be exchanged in the column entitled “Number of Shares Exchanged” in the box entitled “Description of Shares Exchanged” above. Unless otherwise indicated, all shares represented by book-entry set forth above will be deemed to have been exchanged. In each case, shares will be credited without expense to the stockholder.

4. Signatures on Letter of Transmittal, Makewhole Agreement, Stock Powers and Endorsements. If this Letter of Transmittal or any certificates or stock powers are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Visa of the authority of such person so to act must be submitted.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed and transmitted hereby, the certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s). Signature(s) on any such Share Certificates or stock powers must be guaranteed by an Eligible Institution.

If the registered holder of the Shares delivering this Letter of Transmittal is not the beneficial owner of such Shares, please provide the full legal name of such beneficial owner and provide the name and title of the person authorized to execute the Makewhole Agreement on behalf of such beneficial owner of the Shares. The Makewhole Agreement, including the certificates appended thereto, must be executed and delivered by (i) the beneficial owner of the Shares as the “Holder” party thereto and (ii) such party’s Parent Guarantors.

5. Substitute Form W-9. An exchanging stockholder that is a U.S. citizen or other U.S. person is required to provide the Exchange Agent with a correct Taxpayer Identification Number (“TIN”) on a Substitute Form W-9. The purpose for this form is explained under “Important Tax Information.” The stockholder must, under penalties of perjury, certify that such number is correct and that such stockholder is not subject to backup withholding of federal income tax or, alternatively, to establish another basis for exemption from backup withholding. Failure to provide the information requested on the Substitute Form W-9 may subject the exchanging stockholder to a $50 penalty imposed by the Internal Revenue Service and to federal income tax backup withholding at the applicable federal withholding rate of any payments made to the stockholder or other payee.

Certain stockholders (including, for example, corporations, financial institutions, tax-exempt entities and IRA plans) are not subject to backup withholding. A foreign (“non-resident alien”) stockholder should submit an appropriate and properly completed IRS Form W-8, a copy of which may be obtained from the Exchange Agent, in order to avoid backup withholding. Consult General Instructions to Form W-9, which immediately follow the IRS Form W-9 available at www.irs.gov, for more instructions. We cannot accept a facsimile, photocopy or scanned image of a Form W-8BEN.

6. Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Prospectus, this Letter of Transmittal, IRS Form W-8 and the Makewhole Agreement may be directed to the Information Agent at the addresses and phone numbers set forth below, or from brokers, dealers, commercial banks or trust companies.

7. Waiver of Conditions. Subject to the terms and conditions of the Exchange Offer, Visa reserves the right, in its sole discretion, to waive, at any time or from time to time, any of the specified conditions of the Exchange Offer, in whole or in part, in the case of any Shares exchanged.

8. Lost, Destroyed or Stolen Certificates. If your certificates are lost, please check the box and complete below Box A. A $75.00 lost certificate replacement fee must be mailed in with your completed Letter of Transmittal. If there are additional forms or fees needed, you will be contacted.

9. Revocation or Change of Election. An election is irrevocable, except that Shares tendered in the Exchange Offer may be withdrawn at any time prior to the Expiration Date by sending written notice of revocation to the Exchange Agent at the address on the front of this Letter of Transmittal. Fax copies are not acceptable. After an effective withdrawal you may change your election by submitting to the Exchange Agent a completed replacement of this document and any other documents required by the Exchange Offer, including the Makewhole Agreement and the certificates appended thereto, for properly exchanging Shares prior to the Expiration Date.

10. Election Procedure. To properly complete the “Election” box you must indicate the number of Shares owned by you and the amount of shares you are electing to exchange and your name and address must be set forth in the column under the heading “Name(s) and Address(es) of Registered Holder(s)” and the number of Shares that you are exchanging must be stated in the column under the heading “Number of Class Shares Exchanged.”

IMPORTANT TAX INFORMATION

Under the federal income tax law, unless an exemption applies, a stockholder that is a U.S. citizen or other U.S. person whose exchanged Shares are accepted for exchange is required to provide the Exchange Agent with such stockholder’s correct TIN on the Substitute Form W-9 below. If such stockholder is an individual, the TIN is such stockholder’s Social Security Number. If an exchanging stockholder is subject to backup withholding, such stockholder must cross out Item (2) of Part 3 on the Substitute Form W-9. If the Exchange Agent is not provided with the correct TIN, the stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such stockholder may be subject to backup withholding based on the applicable tax rate of the reportable amount.

Certain stockholders (for example, corporations) are not subject to these backup withholding and reporting requirements. In order for a non-U.S. person to claim nonresident alien (or foreign) tax status and qualify for an exemption from backup withholding, such individual must submit an appropriate and properly completed IRS Form W-8, attesting to that individual’s foreign status. Normally, a foreign individual or corporation will provide a Form W-8BEN. Intermediary entities will provide a Form W-8IMY for the entity and a Form W-8BEN or Form W-9 for each beneficial owner along with a withholding statement. Such a Form W-8 may be obtained from the Exchange Agent. Exempt U.S. stockholders, other than foreign individuals (i.e., corporations, etc.), should furnish their TIN and sign, date and return the Substitute Form W-9 to the Exchange Agent.

If backup withholding applies, the Exchange Agent is required to withhold a percentage of any reportable payments made to the stockholder at the Withholding Rate. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service when completing a tax return for that applicable year, based on the withholding amount reported on the Form 1099.

Purpose of Substitute Form W-9

To prevent backup withholding on payments that are made to a stockholder that is a U.S. citizen or other U.S. person with respect to Shares exchanged pursuant to the Exchange Offer, the stockholder is required to notify the Exchange Agent of such stockholder’s correct TIN (or the TIN of another payee) by completing the Substitute Form W-9 enclosed certifying that the TIN provided is correct.

What Number to Give the Exchange Agent

The stockholder is required to give the Exchange Agent the TIN (e.g., Social Security Number or Employer Identification Number) of the record holder of the Shares. If the Shares are in more than one name, or are not in the name of the actual owner, consult Part II of the General Instructions to Form W-9, which immediately follow the IRS Form W-9 available at www.irs.gov, on which number to report. Non-individual U.S. entities (such as an estate or partnership) will provide an Employer Identification Number (“EIN”).

* * *

Questions and requests for assistance may be directed to the Information Agent at its address and telephone numbers set forth below. Requests for copies of the Prospectus, this Letter of Transmittal, the IRS Form W-8, the Makewhole Agreement and other Exchange Offer materials may also be directed to the Information Agent. A stockholder may also contact such stockholders’ broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

The Information Agent for the Exchange Offer is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

E-mail: visainc@dfking.com

Stockholders (toll-free): (800) 628-8509

Brokers (collect): (212) 269-5550